AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2026

Registration Statement No. 333-268319

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

ATLANTIC INTERNATIONAL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	46-5319744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

(201) 899-4470

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Jagid
Chief Executive Officer

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

(201) 899-4470

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq.

Mark Goldenberg, Esq.
Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, NY 10158
Telephone: (646) 428-3210
Fax: (212) 286-1884

Approximate date of commencement of proposed sale to public: Not applicable. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-268319) is being filed to deregister all of the securities that remain unsold under such Registration Statement as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This is a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-268319) (the “Prior Registration Statement”), as supplemented, of Atlantic International Corp. (the “Company”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 14, 2022, and declared effective by the Commission on December 8, 2022.

Pursuant to the Prior Registration Statement, the Company registered the sale the Company’s common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities (collectively, the “Securities”), in the aggregate sum not exceeding $75,000,000.

The afore-mentioned Prior Registration Statement has been replaced by a new Registration Statement on Form S-3 (File No. 333-291991) (the “Replacement Registration Statement”), as amended and supplemented, filed by the Company on December 5, 2025, and declared effective by the Commission on December 15, 2025.

Consequently, and in accordance with the Company’s undertaking in Part II, Item 17 of the Prior Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to terminate the effectiveness of the Prior Registration Statement and deregister all of the Securities remaining unsold under the Prior Registration Statement, and such Securities are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood Cliffs, New Jersey, on January 28, 2026.

ATLANTIC INTERNATIONAL CORP.

/s/ Jeffrey Jagid
By:	Jeffrey Jagid
Title:	Chief Executive Officer

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